UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2015

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, the Audit Committee of the Board of Directors waived any violation of the Company’s Code of Conduct that may arise from Rodger Collins, the Company’s President of Packaged Beverages, serving as a member of the Board of Managers of another beverage company, in which the Company owns an equity interest and whose products are distributed by an indirect wholly-owned subsidiary of the Company.

Item 8.01 Other Events.

On May 20, 2015, the Company issued a press release announcing that its Board of Directors declared a dividend of $0.48 per share on the common stock of the Company, payable in U.S. dollars on July 7, 2015, to shareholders of record on June 15, 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 -- Dr Pepper Snapple Group, Inc. Press Release dated May 20, 2015--"Dr Pepper Snapple Group Declares Quarterly Dividend"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

May 20, 2015	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated May 20, 2015--"Dr Pepper Snapple Group Declares Quarterly Dividend"